EXHIBIT 32.1
CERTIFICATE OF THE CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.s. 1350):
     I, Thomas D. Karol, Chief Executive Officer of ElkCorp, certify to my knowledge and belief pursuant to Section 906 of Sarbanes-Oxley Act of 2002 (18 U.S.C.s. 1350) that:
(1)	The Annual Report on Form 10-K for the period ended June 30, 2005, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Annual Report on Form 10-K for the period ended June 30, 2005 fairly presents, in all material respects, the financial condition and results of operations of ElkCorp.
Date: September 6, 2005

By	/s/ Thomas D. Karol

Thomas D. Karol
Chief Executive Officer